Exhibit 99.1

Inventergy Announces Pricing of $6.0 Million Public Offering

CAMPBELL, CA—October 6, 2016 - Inventergy Global, Inc., a Silicon Valley intellectual property company (NASDAQ: INVT), today announced that the Company has priced a registered public offering of shares of common stock and warrants with gross proceeds of approximately $6.0 million. Investors will receive 6,000,000 shares of its common stock at a price to the public of $1.00 per share and warrants to purchase up to 6,000,000 shares of common stock, exercisable for a period of five years, with an exercise price of $1.00 per share. The warrants are exercisable immediately. The closing of the offering is expected to take place on or about October 11, 2016, subject to satisfaction of customary closing conditions.

Chardan Capital Markets, LLC acted as the lead placement agent and Dawson James Securities, Inc. acted as co-placement agent in connection with the offering.

The Company plans to use the net proceeds of the offering to redeem a portion of its outstanding Series C and Series E preferred stock and to fund its operations, including its recently-launched Inventergy Innovations subsidiary. Company management believes that the net proceeds of this offering, approximately $5,300,000 will result in the Company’s stockholders’ equity exceeding the Nasdaq requirement of $2.5 million. This offering was part of the Company’s plan of compliance agreed to with Nasdaq. Nasdaq has yet to finally determine whether the Company has met its first milestone in meeting such compliance requirements. The Company expects to learn the results of Nasdaq’s determination soon. To facilitate the Company’s compliance with Nasdaq’s requirements, the holders of the Company’s Series C and E Convertible Preferred Stock consented to having the first $3.8 million of net proceeds go to working capital of the company before redemption of such preferred stock in consideration for a reduction in the exercise price of the July 2016 warrants to $1.43 and the May 2016 warrants to $1.86 and a 15% increase in the redemption premium of the Series E Convertible Preferred Stock if not redeemed on or before January 25, 2017.

inventergy.com / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

A registration statement for these securities was previously filed on Form S-1 (File No. 333-211211), which was declared effective on September 16, 2016 by the Securities and Exchange Commission (the “SEC”). The offering has been made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained, when available, at the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inventergy Global, Inc.

Inventergy Global, Inc. is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies and other technology companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008